UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 28, 2006
Encysive Pharmaceuticals Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-20117	13-3532643

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4848 Loop Central Drive, Suite 700, Houston, Texas (Address of principal executive offices)	77081 (Zip Code)
Registrant’s telephone number, including area code: 713-796-8822
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On December 28, 2006, Encysive Pharmaceuticals Inc. (the “Company”) announced that the U.S. Food and Drug Administration (FDA) has accepted for review the Company’s complete response to the July 24, 2006 approvable letter regarding its New Drug Application (NDA) for THELIN™ (sitaxsentan sodium) 100 mg tablets. The FDA has designated the review as a Class 2 resubmission and issued a new Prescription Drug User Fee Act (PDUFA) target action date of June 15, 2007.
THELIN is currently being evaluated by the FDA as a potential new oral treatment for patients with pulmonary arterial hypertension (PAH).
The Company will work with FDA to schedule a meeting as soon as possible in an effort to clarify the situation and move the application forward.
Encysive is currently in the process of commercializing THELIN 100 mg in the European Union, following the August 2006 receipt of marketing authorization from the European Commission. To date, THELIN has been launched in the United Kingdom and Germany.
This press release contains “forward-looking statement” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are decisions by the U.S. Food and Drug Administration regarding whether and when to approve our drug application for Thelin(tm) (sitaxsentan sodium), as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.
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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCYSIVE PHARMACEUTICALS INC. (Registrant)
Date: December 28, 2006
/s/ Paul S. Manierre
Paul S. Manierre
Vice President and General Counsel